NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
August 5, 2014

SECOND QUARTER 2014 OPERATING RESULTS AND INCREASED 2014 FFO GUIDANCE
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 5, 2014 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended June 30, 2014. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Revenues	$105,613	$96,295	$209,677	$188,759

Net earnings available to common stockholders	$36,713	$32,724	$71,187	$62,029
Net earnings per common share	$0.30	$0.27	$0.58	$0.52

FFO available to common stockholders	$61,690	$54,284	$123,331	$108,925
FFO per common share	$0.50	$0.45	$1.01	$0.92

Recurring FFO available to common stockholders	$61,767	$54,284	$123,566	$109,684
Recurring FFO per common share	$0.50	$0.45	$1.01	$0.93

AFFO available to common stockholders	$62,710	$57,400	$125,428	$114,414
AFFO per common share	$0.51	$0.47	$1.02	$0.97

Second Quarter 2014 Highlights:

•	FFO per share and Recurring FFO per share increased 11.1% over prior year results

•	AFFO per share increased 8.5% over prior year results

•	Portfolio occupancy increased to 98.5% at June 30, 2014, as compared to 98.2% at March 31, 2014 and December 31, 2013

•	Invested $92.0 million in 34 properties with an aggregate 213,000 square feet of gross leasable area at an initial cash yield of 7.5%

•	Sold 10 properties for $15.0 million producing $3.1 million of gains on sales, net of income tax

•	Raised $54.2 million in net proceeds from the issuance of 1,535,102 common shares

•	Issued $350 million principal amount of 3.90% senior unsecured notes due 2024 generating net proceeds of $346.1 million

•	Paid off $150 million principal amount of 6.25% senior unsecured notes due 2014

First Half 2014 Highlights:

•	FFO per share increased 9.8% over prior year results

•	Recurring FFO per share increased 8.6% over prior year results

•	AFFO per share increased 5.2% over prior year results

•	Invested $186.0 million in 81 properties with an aggregate 522,000 square feet of gross leasable area at an initial cash yield of 7.6%

•	Sold 14 properties for $26.2 million producing $4.3 million of gains on sales, net of income tax and noncontrolling interest

•	Raised $421.4 million of new long-term capital at attractive pricing

•	Raised $75.3 million in net proceeds from the issuance of 2,151,605 common shares

•	Raised $346.1 million in net proceeds from the issuance of 3.90% senior unsecured notes due 2024

•	Paid off $150 million principal amount of 6.25% senior unsecured notes due 2014

•	Paid off $46.4 million bank credit facility balance leaving full availability of $500 million

On July 17, 2014, Standard & Poor's Rating Services raised National Retail Properties unsecured debt rating to BBB+.

National Retail Properties announced an increase in 2014 FFO guidance from a range of $1.95 to $2.00 to a range of $2.00 to $2.04 per share before any impairment expense. 2014 AFFO is estimated to be $2.05 to $2.09 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.12 to $1.16 per share, plus $0.88 per share of expected real estate depreciation, amortization and impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "We continue to source attractive retail properties for acquisition. With the rent growth provided in the leases, our investment returns remain very attractive. Also, we continue to raise well-priced long-term capital. This has allowed us to increase our 2014 FFO guidance. Our recently announced quarterly dividend increase paves the way for 2014 becoming the 25th consecutive year of annual dividend increases and is a record that puts NNN in a notably small group of public companies."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2014, the company owned 1,927 properties in 47 states with a gross leasable area of approximately 20.8 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 5, 2014, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter and six months ended June 30, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.
In April 2014, the FASB issued Accounting Standards Update ("ASU") 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposal of Components of an Entity,” effective for fiscal years beginning on or after December 15, 2014, with early adoption permitted beginning January 1, 2014. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. NNN has elected early adoption of ASU 2014-08. This requires the Company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013 as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of June 30, 2014. The Company did not classify any additional properties as discontinued operations subsequent to December 31, 2013. The adoption of ASU 2014-08 did not have a significant impact on NNN’s financial position or results of operations.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Income Statement Summary

Revenues:
Rental and earned income	$101,388	$92,152	$200,977	$180,627
Real estate expense reimbursement from tenants	3,228	3,184	6,460	6,181
Interest and other income from real estate transactions	543	371	1,334	756
Interest income on commercial mortgage residual interests	454	588	906	1,195
	105,613	96,295	209,677	188,759

Operating expenses:
General and administrative	8,074	9,412	16,989	17,677
Real estate	4,746	4,363	9,086	8,327
Depreciation and amortization	28,007	22,545	56,019	46,261
Impairment – commercial mortgage residual interests valuation	77	—	235	—
Impairment losses and other charges	89	263	485	3,115
	40,993	36,583	82,814	75,380

Other expenses (revenues):
Interest and other income	(94)	(377)	(158)	(711)
Interest expense	21,761	23,529	42,040	45,488
	21,667	23,152	41,882	44,777

Income tax benefit (expense)	(441)	(460)	(349)	370

Earnings from continuing operations	42,512	36,100	84,632	68,972

Earnings (loss) from discontinued operations, net of income tax expense	18	1,506	(18)	2,537
Earnings before gain on disposition of real estate, net of income tax expense	42,530	37,606	84,614	71,509

Gain on disposition of real estate, net of income tax expense	3,054	—	4,810	—

Earnings including noncontrolling interests	45,584	37,606	89,424	71,509

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(13)	38	(520)	206
Discontinued operations	—	(158)	—	(163)
	(13)	(120)	(520)	43

Net earnings attributable to NNN	45,571	37,486	88,904	71,552
Series D preferred stock dividends	(4,762)	(4,762)	(9,523)	(9,523)
Series E preferred stock dividends	(4,096)	—	(8,194)	—
Net earnings available to common stockholders	$36,713	$32,724	$71,187	$62,029

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Weighted average common shares outstanding:
Basic	122,490	117,813	122,036	115,664
Diluted	122,833	120,866	122,393	118,404

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.30	$0.27	$0.58	$0.51
Discontinued operations	—	0.01	—	0.02
Net earnings	$0.30	$0.28	$0.58	$0.53

Diluted:
Continuing operations	$0.30	$0.26	$0.58	$0.50
Discontinued operations	—	0.01	—	0.02
Net earnings	$0.30	$0.27	$0.58	$0.52

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$36,713	$32,724	$71,187	$62,029
Real estate depreciation and amortization:
Continuing operations	27,945	22,489	55,898	46,149
Discontinued operations	—	68	—	157
Gain on disposition of real estate, net of income tax and noncontrolling interest	(3,057)	(2,150)	(4,302)	(2,655)
Impairment charges – real estate	89	1,153	548	3,245
Total FFO adjustments	24,977	21,560	52,144	46,896
FFO available to common stockholders	$61,690	$54,284	$123,331	$108,925

FFO per common share:
Basic	$0.50	$0.46	$1.01	$0.94
Diluted	$0.50	$0.45	$1.01	$0.92

Recurring Funds from Operations Reconciliation:
Net earnings available to common shareholders	$36,713	$32,724	$71,187	$62,029
Total FFO adjustments	24,977	21,560	52,144	46,896
FFO available to common shareholders	61,690	54,284	123,331	108,925

Impairment – commercial mortgage residual interests valuation	77	—	235	—
Impairment charges – real estate	—	—	—	759
Total Recurring FFO adjustments	77	—	235	759
Recurring FFO available to common shareholders	$61,767	$54,284	$123,566	$109,684

Recurring FFO per common share:
Basic	$0.50	$0.46	$1.01	$0.95
Diluted	$0.50	$0.45	$1.01	$0.93

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common shareholders	$36,713	$32,724	$71,187	$62,029
Total FFO adjustments	24,977	21,560	52,144	46,896
Total Recurring FFO adjustments	77	—	235	759
Recurring FFO available to common stockholders	61,767	54,284	123,566	109,684

Straight line accrued rent	(516)	805	(1,118)	27
Net capital lease rent adjustment	338	410	667	810
Below market rent amortization	(633)	(622)	(1,259)	(1,247)
Stock based compensation expense	2,241	1,894	4,493	3,608
Capitalized interest expense	(487)	(321)	(921)	(540)
Convertible debt interest expense	—	950	—	2,072
Total AFFO adjustments	943	3,116	1,862	4,730
AFFO available to common stockholders	$62,710	$57,400	$125,428	$114,414

AFFO per common share:
Basic	$0.51	$0.49	$1.03	$0.99
Diluted	$0.51	$0.47	$1.02	$0.97

Other Information:
Percentage rent	$223	$162	$312	$534
Amortization of debt costs	$697	$900	$1,353	$1,806
Scheduled debt principal amortization (excluding maturities)	$275	$265	$554	$526
Non-real estate depreciation expense	$67	$61	$132	$123
Real estate acquisition costs (included in general and administrative expense)	$19	$1,604	$227	$1,604

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations: Effective January 1, 2014, NNN has early adopted ASU 2014-08. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. This requires the Company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013 as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of June 30, 2014. The Company did not classify any additional properties as discontinued operations subsequent to December 31, 2013.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues:
Rental and earned income	$—	$385	$—	$1,046
Real estate expense reimbursement from tenants	6	25	11	77
Interest and other income from real estate transactions	22	30	22	34
	28	440	33	1,157

Expenses:
General and administrative	—	212	—	213
Real estate	13	73	—	93
Depreciation and amortization	—	68	—	157
Impairment charges	—	904	63	904
Interest	—	11	—	41
	13	1,268	63	1,408

Gain on disposition of real estate	3	2,669	12	3,174
Income tax expense	—	(335)	—	(386)

Earnings (loss) from discontinued operations attributable to NNN including noncontrolling interests	18	1,506	(18)	2,537
Earnings attributable to noncontrolling interests	—	(158)	—	(163)
Earnings (loss) from discontinued operations attributable to NNN	$18	$1,348	$(18)	$2,374

National Retail Properties, Inc. (in thousands) (unaudited)

	June 30, 2014	December 31, 2013
Balance Sheet Summary

Assets:
Cash and cash equivalents	$85,358	$1,485
Receivables, net of allowance	2,017	4,107
Mortgages, notes and accrued interest receivable	19,680	17,119
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,368,475	4,256,595
Accounted for using the direct financing method	17,676	18,342
Real estate held for sale	8,230	12,113
Commercial mortgage residual interests	12,087	11,721
Accrued rental income, net of allowance	25,763	24,797
Debt costs, net of accumulated amortization	14,824	12,877
Other assets	96,744	95,367
Total assets	$4,650,854	$4,454,523

Liabilities:
Line of credit payable	$—	$46,400
Mortgages payable, including unamortized premium	8,892	9,475
Notes payable, net of unamortized discount	1,714,091	1,514,184
Accrued interest payable	18,532	17,142
Other liabilities	84,889	89,037
Total liabilities	1,826,404	1,676,238

Stockholders’ equity of NNN	2,823,922	2,777,045
Noncontrolling interests	528	1,240
Total equity	2,824,450	2,778,285

Total liabilities and equity	$4,650,854	$4,454,523

Common shares outstanding	124,511	121,992

Gross leasable area, Property Portfolio (square feet)	20,751	20,402

National Retail Properties, Inc Debt Summary As of June 30, 2014 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 107.5 bps	—	October 2016

Unsecured notes payable:
2015	150,000	149,927	6.150%	6.185%	December 2015
2017	250,000	249,644	6.875%	6.924%	October 2017
2021	300,000	296,756	5.500%	5.690%	July 2021
2022	325,000	320,788	3.800%	3.984%	October 2022
2023	350,000	347,676	3.300%	3.388%	April 2023
2024	350,000	349,300	3.900%	3.924%	June 2024
Total	1,725,000	1,714,091

Total unsecured debt	$1,725,000	$1,714,091

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$6,320	5.750%	April 2016
Mortgage	1,923	6.900%	January 2017
Mortgage(2)	649	8.630%	April 2016 — April 2019
	$8,892
(1) Includes unamortized premium
(2) Represents the total balance of three separate mortgage loans and their weighted average interest rate

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of June 30,
	Line of Trade	2014(1)	2013 (2)
1.	Convenience stores	19.3%	19.9%
2.	Restaurants – full service	9.6%	9.9%
3.	Automotive service	7.5%	7.6%
4.	Restaurants – limited service	6.8%	4.9%
5.	Automotive parts	5.1%	5.2%
6.	Theaters	4.5%	4.4%
7.	Health and fitness	4.2%	3.7%
8.	Banks	4.1%	4.7%
9.	Sporting goods	3.8%	3.7%
10.	Recreational vehicle dealers, parts and accessories	3.2%	2.8%
11.	Wholesale clubs	3.1%	3.1%
12.	Drug stores	2.7%	2.7%
13.	Consumer electronics	2.6%	2.7%
14.	Home improvement	2.4%	2.7%
15.	Family entertainment centers	2.3%	2.2%
16.	Travel plazas	2.0%	2.0%
17.	Medical service providers	1.8%	1.1%
18.	Home furnishings	1.6%	1.6%
19.	General merchandise	1.6%	1.5%
20.	Books	1.3%	1.6%
	Other	10.5%	12.0%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.3%	6.	Virgina	4.5%
2.	Florida	10.3%	7.	Indiana	4.0%
3.	North Carolina	5.5%	8.	California	3.4%
4.	Illinois	5.2%	9.	Ohio	3.3%
5.	Georgia	4.8%	10.	Pennsylvania	3.2%

(1)	Based on the annualized base rent for all leases in place as of June 30, 2014.

(2)	Based on the annualized base rent for all leases in place as of June 30, 2013.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Susser Holdings	86	4.9%
Mister Car Wash	87	4.9%
Pantry	84	4.3%
LA Fitness	20	4.1%
7-Eleven	67	4.0%
SunTrust	121	3.8%
AMC Theatre	15	3.5%
Camping World	25	3.2%
BJ's Wholesale Club	7	3.1%
Best Buy	19	2.6%
Gander Mountain	10	2.3%
Energy Transfer Partners (Sunoco)	38	2.1%
Pull-A-Part	20	2.0%
Road Ranger	27	2.0%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2014	0.3%	11	145,000	2020	4.0%	107	1,329,000
2015	1.6%	31	454,000	2021	4.7%	102	986,000
2016	1.6%	30	543,000	2022	6.8%	94	1,161,000
2017	3.4%	46	1,018,000	2023	3.2%	55	946,000
2018	7.3%	177	1,584,000	2024	2.5%	43	598,000
2019	3.4%	63	969,000	Thereafter	61.2%	1,129	10,432,000

(1)	Based on the annual base rent of $406,378,000, which is the annualized base rent for all leases in place as of June 30, 2014.

(2)	As of June 30, 2014, the weighted average remaining lease term is 12 years.

(3)	Square feet.